EXHIBIT 10.4

                           RESTRICTED STOCK AGREEMENT

     This Restricted Stock Agreement (this "Agreement") is entered into as of 22 December 2005 between INTERLAND, INC., a Minnesota corporation (the "Company" or "Interland") and William Pemble ("Executive").

     Interland, Executive and the Company are parties to an employment agreement dated of even date herewith (the "Employment Agreement").

     In connection with Executive's employment, and as a material inducement for Executive to accept employment with the Company, the Company has determined to grant to Executive ONE HUNDRED FIFTY-THREE THOUSAND FOUR HUNDRED SIXTY-SIX (153,466) shares of the common stock, no par value per share, of Interland, subject to the terms, conditions and restrictions set forth in this Agreement (the "Common Stock").

     Therefore, the parties agree as follows:

     1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement, Interland hereby grants to Executive ONE HUNDRED FIFTY-THREE THOUSAND FOUR HUNDRED SIXTY-SIX (153,466) shares of the common stock, no par value per share, of Interland, Inc. (the "Restricted Stock"). The interest of Executive in the Restricted Stock is fully vested as of the date of this Agreement and the Company shall have no right to repurchase with respect to any of the Restricted Stock.

     2. Restrictions on Transfer.

          (a) Lock-Up Period. Executive hereby agrees that, except as provided in Section 2(b), below, he will not, directly or indirectly offer, sell, assign, transfer, encumber, pledge, contract to sell, grant an option to purchase, or otherwise dispose of (collectively, "Transfer") any of the Restricted Stock or securities convertible or exchangeable into, or exercisable for, Restricted Stock held of record or beneficially owned (within the meaning of Rule13d-3 under the Exchange Act) by him except as follows: (i) one thirty-sixth (1/36) of the Executive's Restricted Shares may be Transferred at any time after January 31, 2006, (ii) an additional one thirty-sixth (1/36) of the Executive's Restricted Shares may be Transferred at any time following the last day of each of the next thirty-four (34) calendar month thereafter and (iii) the remainder of the Executive's Restricted Shares may be Transferred at any time after December 22, 2008.

          (b) Permitted Transfers. Notwithstanding the foregoing, Executive may transfer any Restricted Stock or securities convertible into or exchangeable or exercisable for Restricted Stock either during his lifetime or on death (i) by will or intestacy to his immediate family, (ii) to a trust the beneficiaries of which are exclusively the Executive and/or a member or members of his immediate family or (iii) to member's of Executive's immediate family; provided, however, that prior to any such transfer each transferee shall execute an agreement, reasonably satisfactory to the Company, pursuant to which each transferee shall agree to receive and hold such shares of Restricted Stock, or securities convertible into or exchangeable or exercisable for the Restricted Stock, subject to the provisions hereof, and there shall be no further transfer except in accordance with the provisions hereof. For the purposes of this paragraph,


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"immediate family" shall mean spouse, lineal descendant, father, mother, brother or sister of the transferor.

          (c) Legend on Certificates. Any certificates evidencing the Restricted Stock issued prior to the end of the restrictive period described in Section 2(a), above, shall bear the following legend:

          "The shares represented by this certificate are subject to an agreement between the Corporation and the registered holder, a copy of which is on file at the principal office of this Corporation."

     3. Recapitalization. If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of Interland by reason of any recapitalization, reclassification, stock split, stock dividend, combination, subdivision or similar transaction, then, subject to any required action by Interland's shareholders, the number and kind of Restricted Stock is to be proportionately adjusted; except that no fractional Common Stock may be issued in making the foregoing adjustments and any decisions or interpretations to be made by Interland in connection therewith shall be made by the Board of Directors of Interland or the Compensation Committee of the Board of Directors, which determinations will be binding and conclusive on Interland and Executive and any other person entitled to exercise rights under this Agreement.

     4. Rights as Shareholder. Except for the restrictions on Transfer set forth in Section 2, above, Executive will have all of the rights and privileges of a shareholder of Interland in respect of all of the Restricted Stock.

     5. Withholding of Taxes. Interland's obligation to deliver Restricted Stock is subject to Executive's satisfaction of any applicable federal, state and local income and employment tax and withholding requirements in a manner and form satisfactory to Interland.

     6. No Special Employment Rights. No provision in this Agreement will be deemed to grant to Executive any right with respect to Executive's continued employment with, or other engagement by, the Company or any subsidiary, parent or affiliate or interfere in any way with the ability of the Company or any subsidiary, parent or affiliate at any time to terminate Executive's employment or other engagement or to increase or decrease Executive's compensation from the rate in existence at the Grant Date.

     7. Representation and Warranty. Executive represents and warrants that Executive is acquiring the Restricted Stock for Executive's own account for investment purposes and not with any present intention of selling or otherwise distributing such shares and that Executive will comply with applicable federal and state securities laws in connection with any permitted transfer or sale of such shares.

     8. Other Employee Benefits. The amount of any compensation deemed to be received by Executive as a result of the granting of the Common Shares will not constitute "earnings" with respect to which any other benefits of Executive are determined, including, without limitation, benefits under any pension, profit sharing, life insurance or salary continuation plan.


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     9. Intentionally Reserved. ]

     10. Choice of Law. This Agreement is to be governed by the internal law, and not the laws of conflicts, of the State of Georgia.

     11. Successors and Assigns. This Agreement is to bind and inure to the benefit of and be enforceable by Executive, Interland and their respective heirs, executors, personal representatives, successors and assigns.

     12. Notices. Any notice provided for in this Agreement must be in writing and is to be either personally delivered, sent by reputable overnight carrier or mailed by first class mail, return receipt requested, to the recipient at the address indicated as follows:

          Notices to Executive:

               William Pemble
               45 Obtuse Road South
               Brookfield, CT 06804

          Notices to Interland:

               Interland, Inc.
               303 Peachtree Center Avenue
               Suite 500
               Atlanta, Georgia 30303
               Attn: General Counsel

or any other address or to the attention of any other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered, sent or mailed.

     13. Severability. Whenever possible, each provision of this Agreement is to be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any particular jurisdiction, that invalidity, illegality or unenforceability is not to affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in the particular jurisdiction as if the invalid, illegal or unenforceable provision had never been contained herein.

     14. Complete Agreement. This Agreement embodies the complete agreement and understanding between the parties with respect to the subject matter hereof and effective as of its date supersedes and preempts any prior understandings, agreements or representations by or between the parties, written or oral, that may have related to the subject matter hereof in any way.

     15. Amendment and Waiver. Subject to the next sentence, the provisions of this Agreement may be amended or waived only with the prior written consent of Interland and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement is to affect the validity, binding


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effect or enforceability of this Agreement. Interland unilaterally may waive any provision of this Agreement in writing to the extent that the waiver does not adversely affect the interests of Executive under this Agreement, but the waiver is not to operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision of this Agreement.

                          [ SIGNATURE PAGE TO FOLLOW ]


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     The  parties  are  signing  this  Agreement  as of the date  stated  in the introductory clause.

                              INTERLAND, INC.

                              By:  /s/ Jonathan B. Wilson

                                 Name:  Jonathan B. Wilson

                                 Title: Senior VP and General Counsel


                              /s/ William Pemble
                              ---------------------------------
                              William Pemble















                        [ Signature Page to Agreement ]


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